Exhibit 99.1

PropTech Investment Corporation II and Appreciate Announce Closing
of Business Combination

●	Trading of Appreciate Securities on Nasdaq to Commence on Wednesday, November 30, 2022

NEW YORK, NY and MINNETONKA, MN, November 29, 2022 – PropTech Investment Corporation II (NASDAQ: PTIC) (“PropTech II” or “PTIC”) and RW National Holdings, LLC (d/b/a Appreciate) (“Appreciate” or “the company”), the parent holding company of Renters Warehouse, jointly announced today that they have closed their previously announced business combination (the “Business Combination”).

With the closing, the combined company has been renamed “Appreciate Holdings, Inc.” and its common stock and warrants will begin trading on The Nasdaq Stock Market (“Nasdaq”) under the ticker symbols “SFR” and “SFRWW”. Trading of Appreciate securities is anticipated to commence on Wednesday, November 30, 2022. To celebrate the closing, Appreciate CEO Chris Laurence and President Kevin Ortner will ring the closing bell on the Nasdaq on December 8, 2022.

“Today is a momentous day for our company, our employees and our shareholders,” said Chris Laurence, CEO of Appreciate. “This positions Appreciate as the public leader in the SFR services business and will allow us to expand our offering for both individual and institutional investors in SFR.”

Tom Hennessy, Chairman, co-CEO and President of PTIC II, commented: “We are thrilled to close our business combination with Appreciate. A public listing catalyzes the Company’s expansion in the highly fragmented single family rental TAM and we believe that Appreciate will continue to be supported by macroeconomic tailwinds for residential rental real estate. With its unique end-to-end platform, an accomplished leadership team, proven revenue model, and highly scalable unit economics, we are confident that Appreciate will be an enduring public company that will deliver long-term shareholder returns.”

About Appreciate

Appreciate, the parent holding company of Renters Warehouse, is a leading end-to-end SFR marketplace and management platform. The company offers a full-service platform for investing in and owning SFR properties, including a proprietary online marketplace and full-service brokerage teams in over 40 markets. For more information, visit appreciate.rent.

About PropTech Investment Corporation II

PropTech Investment Corporation II is a special purpose acquisition company with a proven value creation model focused on real estate technology. PTIC’s mission is to be a strategic growth partner for founders, management, employees and stockholders while adhering to PTIC’s core values of stewardship, transparency, integrity, and accountability. For more information, visit proptechinvestmentcorp.com.

Forward-Looking Statements

Certain statements in this communication may be considered forward-looking statements. Forward-looking statements generally relate to future events or PTIC’s or Appreciate’s future financial or operating performance, and other “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995), which include statements relating to the Business Combination. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” or the negatives of these terms or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are subject to a number of risks and uncertainties. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by PTIC and its management, and/or Appreciate and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against PTIC, Appreciate, the combined company following the Business Combination; (2) the failure of any condition precedent to the committed equity facility in connection with the common stock purchase agreement by and between PTIC and CF Principal Investments LLC, which could cause the termination of such facility; (3) the ability to meet stock exchange listing standards following the consummation of the transactions contemplated by the business combination agreement; (4) the risk that the transactions contemplated by the business combination disrupt current plans and operations of Appreciate or PTIC; (5) the ability to recognize the anticipated benefits of the transactions contemplated by the business combination agreement, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (6) costs related to the transactions contemplated by the business combination agreement; (7) changes in applicable laws or regulations; (8) the possibility that Appreciate or the combined company following the Business Combination may be adversely affected by other economic, business, and/or competitive factors; (9) Appreciate’s estimates of expenses and profitability; (10) the failure to realize anticipated pro forma results or projections and underlying assumptions, including with respect to estimated stockholder redemptions, purchase price, and other adjustments; (11) debt defaults, and the need for or failure to obtain additional capital; and (12) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in PTIC’s Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, the Proxy Statement relating to the Business Combination, and in any subsequent filings with the SEC. There may be additional risks that neither PTIC nor Appreciate presently know or that PTIC and Appreciate currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither PTIC nor Appreciate undertakes any duty, and each of PTIC and Appreciate expressly disclaims any obligation, to update or alter the foregoing or any projections or forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors

Cody Slach, Ralf Esper
Gateway Group

(949) 574-3860

PTIC@gatewayir.com

Media

Zach Kadletz, Anna Rutter
Gateway Group

(949) 574-3860

PTIC@gatewayir.com